Exhibit 99.1

MERCK / Schering-Plough Pharmaceuticals News Release

____________________________________________________________________________
Media Contacts:	Chris Loder	Investor Contact:	Mark Stejbach
	Merck & Co., Inc.		Merck & Co., Inc.
	908/423-3786		908/423-5185
(Cell) 908/347-4949

	Skip Irvine		Lisa DeBerardine
	Merck & Co., Inc.		Schering-Plough Corp.
	267/305-5397		908/298-7436
(Cell) 215/806-6757

	Denise Foy		Janet Barth
	Schering-Plough Corp.		Schering-Plough Corp.
	908/298-7616		908/298-7436
(Cell) 908/670-0495

Ezetimibe with Simvastatin Provided Significantly Greater Reductions in LDL Cholesterol Compared to Lipitor® and Zocor® Across Dosing Ranges,
New Studies Showed

Ezetimibe with Simvastatin Provided LDL-C Reductions Ranging from 46 to 61 Percent

NEW ORLEANS, March 8, 2004 -- Results from Phase III clinical trials showed that patients taking ezetimibe with simvastatin experienced significantly greater reductions in LDL ("bad") cholesterol across the dosing ranges studied compared to reductions seen in patients taking Lipitor® (atorvastatin) or Zocor® (simvastatin), alone. Results from the studies, conducted in support of VYTORIN™ (ezetimibe/simvastatin), an investigational medicine, were presented here today at the 53rd Annual Scientific Meeting of the American College of Cardiology (ACC). Ezetimibe and simvastatin, the active ingredients in VYTORIN, achieve dual inhibition of two sources of cholesterol by inhibiting both cholesterol production in the liver and cholesterol absorption in the intestine.

"Results from these studies showed that ezetimibe with simvastatin provided significantly greater reductions in LDL cholesterol compared to atorvastatin or simvastatin alone. These results suggest that, if approved, this investigational medicine would offer physicians a different treatment option which targets two sources of cholesterol through dual inhibition of both cholesterol production and absorption," said Christie Ballantyne, M.D., FACC, FACP, director of the Center for Cardiovascular Disease Prevention and professor of medicine at Baylor College of Medicine/The Methodist DeBakey Heart Center in Houston.

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Study Results

ZETIA ™ and VYTORIN TM are trademarks of MSP Marketing Services (C) LLC. All other brands are trademarks of their respective owners and are not trademarks of MSP Marketing Services (C) LLC.

Ezetimibe with simvastatin provided greater LDL-C reductions compared to Lipitor

Results from a 24-week, 788-patient study of ezetimibe 10 mg taken with simvastatin (doses ranging from 10 mg to 80 mg) compared to atorvastatin monotherapy (doses ranging from 10 mg to 80 mg) showed significantly greater LDL-C reductions in patients taking ezetimibe with simvastatin compared to patients taking atorvastatin alone across the dosing ranges. The average LDL-C levels at baseline across treatment groups ranged from 179 mg/dL to 181 mg/dL.

The primary endpoint of this study was the efficacy comparison after the first six-week treatment period. After six weeks of therapy, patients taking ezetimibe 10 mg with simvastatin 10 mg and patients taking ezetimibe 10 mg with simvastatin 20 mg experienced greater LDL-C reductions (46 percent and 50 percent, respectively) compared to atorvastatin 10 mg, which produced a 37 percent reduction (p<0.01 for each versus atorvastatin). In addition, as each treatment group was titrated through the dosing ranges (by doubling the respective statin dose up to a maximum of 80 mg), ezetimibe with simvastatin consistently provided greater LDL-C reductions than atorvastatin at all points in the treatment period.

Study patients underwent a four-week diet/placebo run-in period and were then randomized to three treatment groups, each of which underwent four sequential, six-week treatment periods: (1) atorvastatin 10 mg in Period One, titrated to A20 mg, A40 mg, and
A80 mg in Periods Two through Four (n=262); (2) ezetimibe with simvastatin 10 mg (10/10) in Period One, titrated to EZE/S20 mg (10/20), EZE/S40 mg (10/40), and EZE/S80 mg (10/80) in Periods Two through Four (n=263); and (3) ezetimibe with simvastatin 20 mg (10/20) in Period One, titrated to EZE/S40 (10/40) mg for Periods Two and Three, then EZE/S80 mg (10/80) in Period Four (n=263).

Results from this study also showed greater mean HDL-C increases across the treatment periods in patients taking ezetimibe with simvastatin (mean of 10 percent, range
8 to 12 percent) compared to patients taking atorvastatin alone (mean of 6 percent, range 5 to 8 percent).

Ezetimibe with simvastatin was well tolerated and had an overall safety profile similar to atorvastatin monotherapy in the study; there were no clinically or statistically significant differences in the incidence of muscle enzyme elevations (5 to10 times or more than 10 times the upper limit of normal) or consecutive liver enzyme elevations (alanine aminotransferase [ALT] or aspartate aminotransferase [AST] more than 3 times the upper limit of normal).

Ezetimibe with simvastatin provided greater LDL-C reductions compared to Zocor

In another study, patients taking ezetimibe with simvastatin experienced significantly greater LDL-C reductions across the doses tested compared to Zocor (simvastatin) alone.

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Ezetimibe 10 mg with simvastatin 20 mg achieved a 51 percent LDL-C reduction compared to reductions of 35 percent and 42 percent, respectively, for simvastatin 20 mg and 40 mg
(typical starting doses for simvastatin) alone. In pooled results across the dosing ranges, patients taking ezetimibe with simvastatin experienced significantly greater LDL cholesterol reductions ranging from 46 to 61 percent compared to 31 to 46 percent reductions seen with simvastatin alone across the dosing ranges.

This multi-center, double-blind, randomized, placebo-controlled trial was conducted over 12 weeks. After a four-week placebo/diet run-in, 887 patients with LDL-C 145 mg/dL to
250 mg/dL and triglyceride levels at or below 350 mg/dL were randomized to one of 10 daily treatments: placebo (n=93); ezetimibe 10 mg (n=92); simvastatin 10, 20, 40, or 80 mg (n=349); ezetimibe 10 mg with simvastatin 10, 20, 40, or 80 mg (n=353).

Co-administration of ezetimibe with simvastatin was well tolerated and had an overall safety profile similar to that of simvastatin monotherapy in the study. There were more (6 vs. 0) cases of asymptomatic, consecutive elevations (more than 3 times the upper limit of normal) of aminotransferases with ezetimibe with simvastatin compared to simvastatin alone. In patients for whom follow-up testing could be obtained (five out of six), transaminase elevations remained asymptomatic and returned to baseline after treatment was discontinued as called for by study design.

VYTORIN (ezetimibe/simvastatin) provided greater reductions in remnant lipoproteins compared to Zocor

A similar, 12-week study compared the effects of the single tablet VYTORIN (ezetimibe/simvastatin) versus Zocor (simvastatin) pooled across the dosing ranges. After a four-week diet/placebo run-in period, 1,528 patients with LDL-C 145 mg/dL to 250 mg/dL and triglyceride levels at or below 350 mg/dL were randomized to one of ten treatment groups: placebo (n=141), ezetimibe 10 mg (n=144), simvastatin 10, 20, 40, or 80 mg (n=597), and VYTORIN (ezetimibe/simvastatin) 10/10, 10/20, 10/40, and 10/80 mg (n=570).

The objective of this analysis was to examine the effects of VYTORIN (ezetimibe/simvastatin) on remnant-like-particle cholesterol (RLP-C). The study's primary endpoint was percentage change from baseline LDL-C.

"Preliminary evidence suggests that the level of cholesterol-rich remnant lipoproteins or 'RLP-C' may be an independent factor in assessing coronary risk," said Harold E. Bays, M.D., FACP, medical director/president of the Louisville Metabolic and Atherosclerosis Research Center Inc. "While the clinical significance of reducing RLP-C is unknown, this analysis showed that VYTORIN reduced RLP-C by 41 percent compared to 29 percent for simvastatin (p<0.001). In addition, VYTORIN provided significantly greater LDL-C reductions of 53 percent compared

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to 39 percent for simvastatin alone (p<0.001), similar to LDL-C reductions seen in patients taking ezetimibe with simvastatin in other studies presented here at ACC."

VYTORIN (ezetimibe/simvastatin) was well tolerated and had an overall safety profile similar to simvastatin in the study; there were no clinically or statistically significant differences in the incidence of muscle enzyme elevations (five to10 times or more than 10 times the upper limit of normal) or consecutive liver enzyme elevations (ALT or AST more than three times the upper limit of normal).

Important information about ZETIA (ezetimibe)

The effects of ZETIA, either alone or in addition to a statin, on the risk of cardiovascular morbidity and mortality have not been established. ZETIA is a prescription medicine and should not be taken by people who are allergic to any of its ingredients. When ZETIA is used with a statin, liver function tests should be performed at the start of therapy and after that in accordance with the label for that statin. Liver function tests are not required when ZETIA is used alone.

Due to the unknown effects of increased exposure to ZETIA in patients with moderate or severe hepatic insufficiency, ZETIA is not recommended in these patients. In clinical trials, there was no increased incidence of myopathy or rhabdomyolysis associated with ZETIA; however myopathy and rhabdomyolysis are known adverse reactions to statins and other lipid-lowering drugs. There are no adequate and well-controlled studies of ZETIA in pregnant women. ZETIA should not be used in pregnant or nursing women unless the benefit outweighs the potential risks. The safety and effectiveness of ZETIA with fibrates have not been established; therefore, co-administration with fibrates is not recommended.

When ZETIA was co-administered with a statin, consecutive elevations in liver enzymes, more than three times the upper limit of normal, were slightly higher than those with the statin alone (1.3 percent vs. 0.4 percent). These elevations were generally asymptomatic and returned to baseline after discontinuation of therapy or with continued treatment. Because of significantly increased blood levels of ZETIA in one patient on multiple medications including cyclosporine, patients who take both ZETIA and cyclosporine should be carefully monitored.

For monotherapy, the most frequent adverse events reported with greater incidence than placebo, regardless of causality, were back pain (4.1 percent vs. 3.9 percent) and arthralgia
(3.8 percent vs. 3.4 percent). In co-administration with a statin, the most frequent adverse events reported with greater incidence for ZETIA plus statin versus statin or placebo alone, regardless of causality, were back pain (4.3 percent vs. 3.7 percent vs. 3.5 percent, respectively) and abdominal pain (3.5 percent vs. 3.1 percent vs. 2.3 percent, respectively).

ZETIA, marketed by Merck/Schering-Plough Pharmaceuticals, is the first in a class of cholesterol-lowering agents that inhibits the intestinal absorption of cholesterol through a unique

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mechanism of action. ZETIA is complementary to the class of cholesterol-lowering agents known as statins, which work in the liver to reduce the production of cholesterol. ZETIA, along with diet, is indicated for use either by itself or together with statins in patients with high cholesterol to reduce LDL "bad" cholesterol and total cholesterol when the response to diet and exercise has been inadequate. ZETIA has been proven to significantly improve LDL cholesterol levels.

Important information about simvastatin

Simvastatin should not be used by anyone allergic to any of its components, with liver disease, or by women who are pregnant, breast-feeding or likely to become pregnant. Muscle pain or weakness in people taking simvastatin should be reported to a doctor because these could be signs of a serious side effect. Doctors may perform blood tests before and periodically during treatment with simvastatin to check for liver problems. People taking 80 mg of simvastatin should receive an additional liver function test at three months. To help avoid serious side effects, discuss with your doctor medicine or food you should avoid while taking simvastatin. In clinical trials, adverse reactions usually have been mild and transient. Most common side effects included headache (3.5 percent), abdominal pain (3.2 percent) and constipation (2.3 percent).

Simvastatin is marketed by Merck & Co., Inc. under the trade name Zocor and is in the class of cholesterol lowering agents known as statins. Zocor is used along with diet to improve cholesterol levels in people with high-cholesterol, when diet alone is not enough. Zocor has been proven to significantly improve LDL and HDL cholesterol levels, as well as triglyceride levels.

About Merck/Schering-Plough Pharmaceuticals

Merck/Schering-Plough Pharmaceuticals is a joint venture between Merck & Co., Inc. and Schering-Plough Corporation formed in May 2000 to develop and market in the
United States new prescription medicines in cholesterol management. The collaboration was expanded in December 2001 to include worldwide markets (excluding Japan).

ZETIA, discovered by Schering-Plough scientists, is marketed by Merck/Schering-Plough Pharmaceuticals. Since its introduction in November 2002, more than six million prescriptions have been written for ZETIA in the U.S. and it is one of the fastest growing products in the lipid lowering market.1 The once-daily tablet of ZETIA 10 mg was approved in the United States in October 2002. Ezetimibe is also approved in several countries throughout the world. Following the successful completion of the European Union Mutual Recognition

1 IMS Health, NPA Plus (TM) and NPA Plus 7 (TM), TRXs Nov 02 - Jan 04, and weeks ending 2/6/04 and 2/13/04.

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Procedure, EZETROL (the brand name for ZETIA outside of the United States) has now been launched in five European countries -- Germany, the United Kingdom, Switzerland, Sweden and Holland.

On Sept. 24, 2003, Merck/Schering-Plough Pharmaceuticals submitted to the U.S. Food and Drug Administration (FDA) for standard review a New Drug Application for VYTORIN, ezetimibe/simvastatin tablet, an investigational cholesterol-lowering medicine, as adjunctive to diet, for the reduction of elevated cholesterol levels (hypercholesterolemia). The application for filing was accepted for review on Nov. 23, 2003.

MERCK FORWARD-LOOKING STATEMENT: This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements include statements regarding product development. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward- looking statements in this press release should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned in the cautionary statements in Item 1 of our Form 10-K for the year ended Dec. 31, 2002, and in our periodic reports on Form 10-Q and Form 8-K (if any) which we incorporate by reference.

SCHERING-PLOUGH FORWARD-LOOKING STATEMENT: The information in this press release includes certain "forward-looking" information including the market potential for

VYTORIN and ZETIA. The reader of this release should understand that the extent that VYTORIN and ZETIA will be prescribed will be determined by market forces and the market viability of VYTORIN and ZETIA is subject to substantial risks and uncertainties. In addition, the forward-looking statements may also be adversely affected by general market and economic factors, competitive product development, product availability, the extent of market acceptance of new products, current and future branded, generic or over-the-counter competition, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues, trade buying patterns, patent positions, litigation and investigations. For further details and a discussion of these and other risks and uncertainties, see the company's Securities and Exchange Commission filings, including the company's 10-K filed Feb. 26, 2004.

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